Exhibit 99.1

FOR IMMEDIATE RELEASE

April 6, 2017

Strategic Storage Trust II, Inc. Reports 2016 Fourth Quarter and Year-End Results

LADERA RANCH, CA – April 6, 2017 – Strategic Storage Trust II, Inc. (“SST II”) announced strong increases in same-store revenues, net operating income (“NOI”), occupancy and annualized rent per square footage as part of its overall operating results for the three and twelve months ended December 31, 2016.

“We continue to be pleased with our revenue and NOI growth for our same-store year-over-year comparisons in both the fourth quarter and fiscal year 2016,” said H. Michael Schwartz, chairman and chief executive officer of SST II. “We are excited about our recent acquisitions in the Greater Toronto Area; we now have 10 self storage properties in this market consisting of approximately 7,860 units and approximately 840,000 net rentable square feet.”

Fourth Quarter 2016 Highlights

•	Increased total revenue by approximately $9.6 million, or 179%, when compared to the same period in 2015.

•	Increased same-store revenues and NOI by 14.1% and 31.6%, respectively, compared to the same period in 2015.

•	Increased same-store average physical occupancy by approximately 6.9% to 92.1% from 85.2% compared to the same period in 2015.

•	Increased same-store annualized rent per occupied square foot by approximately 1.7% to $12.96 from $12.74 compared to the same period in 2015.

•	Increased modified funds from operations by approximately $3.9 million, when compared to the same period in 2015.

Year-to-Date Highlights

•	Increased total revenue by approximately $27.5 million, or 154%, when compared to the same period in 2015.

•	Increased same-store revenues and NOI by 12.2% and 13.9%, respectively, compared to the same period in 2015.

•	Increased same-store average physical occupancy by approximately 3.0% to 92.0% from 89.0% compared to the same period in 2015.

•	Increased same-store annualized rent per occupied square foot by approximately 8.1% to $11.30 from $10.45 compared to the same period in 2015.

•	Increased modified funds from operations by approximately $12.2 million compared to the same period in 2015.

Acquisitions

During the quarter ended December 31, 2016, we acquired 11 self storage properties in North Carolina for an aggregate purchase price of approximately $93 million, plus closing costs and acquisition fees. The 11 self storage properties consist of approximately 4,650 units and approximately 662,500 net rentable square feet of storage space.

During the year ended December 31, 2016, we acquired 44 self storage properties for an aggregate purchase price of approximately $581 million, plus closing costs and acquisition fees. The 44 self storage properties consist of approximately

28,350 units, and 3,440,000 net rentable square feet of storage space. As of December 31, 2016, we owned 77 self storage facilities located in 14 states and Ontario, Canada (the Greater Toronto Area) comprising approximately 46,920 units and approximately 5.5 million rentable square feet

Equity Raise

As of December 31, 2016, we had issued approximately 47 million Class A Shares and approximately 7 million Class T Shares for approximately $481 million and $67 million, respectively, in our offering.

Completed Acquisitions Subsequent to Year End

Acquisition of Aurora II Property

On January 11, 2017, we closed on a self storage facility located in Aurora, Colorado. We acquired the Aurora property for a purchase price of approximately $10.1 million, plus closing costs and acquisition fees. The property has approximately 400 units and approximately 53,400 rentable square feet.

Toronto Five Property Portfolio Merger

On February 1, 2017, we entered into a merger agreement with Strategic Storage Toronto Properties REIT, Inc., an affiliate of our sponsor, in which we acquired five self storage properties located in the Greater Toronto Areas of North York, Mississauga, Brampton, Pickering and Scarborough (the “Toronto Merger”), and assumed property loans and other existing debt. Each property is operated under the “SmartStop” brand. Through the Toronto Merger, each Strategic Storage Toronto Properties REIT, Inc. common stock share was automatically converted into the right to receive $11.0651 USD in cash and 0.7311 Class A Units of our operating partnership. We paid an aggregate of approximately $7.3 million USD in cash and issued an aggregate of approximately 483,197 Class A Units of our operating partnership to the common stockholders of Strategic Storage Toronto REIT, Inc. The properties have approximately 4,010 units and approximately 460,400 rentable square feet.

Closedown of Offering

On January 9, 2017, our primary offering terminated. In preparation for the termination of our primary offering, on November 30, 2016, we filed with the SEC a Registration Statement on Form S-3, which incorporated our distribution reinvestment plan (the “DRP Offering”) and registered up to an additional $100.9 million in shares under our DRP Offering. The DRP Offering may be terminated at any time upon 10 days’ prior written notice to stockholders. As of March 23, 2017, we had issued approximately 56 million shares of our common stock for gross proceeds of approximately $569 million.

Quarterly Dividend

On March 21, 2017, our board of directors declared a distribution rate for the second quarter of 2017 of $0.00164383561 per day per share on the outstanding shares of common stock payable to both Class A and Class T stockholders of record of such shares as shown on our books at the close of business on each day during the period, commencing on April 1, 2017 and continuing on each day thereafter through and including June 30, 2017. Such distributions payable to each stockholder of record during a month will be paid the following month.

STRATEGIC STORAGE TRUST II, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31, 2016 and 2015

	December 31,
	2016	2015
ASSETS
Real estate facilities:
Land	$249,051,278	$47,653,000
Buildings	439,426,157	97,941,472
Site improvements	38,978,298	10,650,078

	727,455,733	156,244,550
Accumulated depreciation	(14,855,188)	(3,755,709)

	712,600,545	152,488,841
Construction in process	1,740,139	385,408

Real estate facilities, net	714,340,684	152,874,249
Cash and cash equivalents	14,993,869	28,104,470
Restricted cash	3,040,936	410,492
Other assets	5,533,182	6,017,845
Debt issuance costs, net of accumulated amortization	1,550,410	2,128,806
Intangible assets, net of accumulated amortization	13,094,530	3,910,966

Total assets	$752,553,611	$193,446,828

LIABILITIES AND EQUITY
Debt, net	$320,820,740	$23,029,775
Accounts payable and accrued liabilities	4,601,422	2,146,253
Due to affiliates	3,178,235	208,483
Distributions payable	2,608,609	986,886

Total liabilities	331,209,006	26,371,397

Commitments and contingencies
Redeemable common stock	10,711,682	1,223,483

Equity:
Strategic Storage Trust II, Inc. equity:
Preferred stock, $0.001 par value; 200,000,000 shares authorized; none issued and outstanding at December 31, 2016 and 2015	—	—
Class A common stock, $0.001 par value; 350,000,000 shares authorized; 47,174,543 and 20,684,791 shares issued and outstanding at December 31, 2016 and 2015, respectively	47,174	20,685
Class T common stock, $0.001 par value; 350,000,000 shares authorized; 6,585,799 and 608,982 issued and outstanding at December 31, 2016 and 2015, respectively	6,586	609
Additional paid-in capital	480,692,731	187,434,752
Distributions	(27,665,337)	(3,893,528)
Accumulated deficit	(43,777,711)	(17,687,326)
Accumulated other comprehensive income	1,377,950	—

Total Strategic Storage Trust II, Inc. equity	410,681,393	165,875,192

Noncontrolling interests in our Operating Partnership	(48,470)	(23,244)

Total equity	410,632,923	165,851,948

Total liabilities and equity	$752,553,611	$193,446,828

STRATEGIC STORAGE TRUST II, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

Years Ended December 31, 2016, 2015 and 2014

	Year Ended December 31, 2016	Year Ended December 31, 2015	Year Ended December 31, 2014
Revenues:
Self storage rental revenue	$45,169,831	$17,547,235	$450,963
Ancillary operating revenue	261,315	358,464	14,382

Total revenues	45,431,146	17,905,699	465,345

Operating expenses:
Property operating expenses	15,976,950	6,754,391	167,434
Property operating expenses – affiliates	5,723,708	2,124,892	69,541
General and administrative	2,860,653	1,591,577	943,865
Depreciation	11,213,663	3,967,981	94,063
Intangible amortization expense	10,864,617	5,142,417	158,617
Acquisition expenses – affiliates	10,729,535	2,776,679	1,089,783
Other property acquisition expenses	2,972,523	624,642	198,907

Total operating expenses	60,341,649	22,982,579	2,722,210

Operating loss	(14,910,503)	(5,076,880)	(2,256,865)
Other income (expense):
Interest expense	(7,445,230)	(2,908,171)	(116,920)
Interest expense—accretion of fair market value of secured debt	386,848	91,061	16,543
Interest expense—debt issuance costs	(3,848,286)	(1,011,121)	(4,343)
Other	(286,438)	(32,430)	—

Net loss	(26,103,609)	(8,937,541)	(2,361,585)
Less: Distributions to preferred unitholders in our Operating Partnership	—	(4,825,139)	(117,472)
Less: Accretion of preferred equity costs	—	(1,621,385)	(28,115)
Net loss attributable to the noncontrolling interests in our Operating Partnership	13,224	93,124	110,787

Net loss attributable to Strategic Storage Trust II, Inc. common stockholders	$(26,090,385)	$(15,290,941)	$(2,396,385)

Net loss per Class A share – basic and diluted	$(0.65)	$(2.56)	$(4.59)
Net loss per Class T share – basic and diluted	$(0.65)	$(2.56)	$—

Weighted average Class A shares outstanding – basic and diluted	36,828,765	5,923,286	522,223
Weighted average Class T shares outstanding – basic and diluted	3,431,714	45,924	—

STRATEGIC STORAGE TRUST II, INC. AND SUBSIDIARIES

NON-GAAP MEASURE – COMPUTATION OF MODIFIED FUNDS FROM OPERATIONS

(Unaudited)

	Year Ended December 31, 2016	Year Ended December 31, 2015	Year Ended December 31, 2014
Net loss attributable to Strategic Storage Trust II, Inc. common stockholders(1)	$(26,090,385)	$(15,290,941)	$(2,396,385)
Add:
Depreciation	11,132,336	3,939,676	93,433
Amortization of intangible assets	10,864,617	5,142,417	158,617
Deduct:
Adjustment for noncontrolling interests	(10,818)	(45,976)	(3,414)

FFO	(4,104,250)	(6,254,824)	(2,147,749)
Other Adjustments:
Acquisition expenses(2)	13,702,058	3,401,321	1,288,690
Accretion of fair market value of secured debt(3)	(386,848)	(91,061)	(16,543)
Adjustment for noncontrolling interests	(7,145)	(26,775)	(7,007)

MFFO	$9,203,815	$(2,971,339)	$(882,609)

Our results of operations for the years ended December 31, 2016, 2015, and 2014 have been significantly impacted by our acquisitions each year.

(1)	Net loss attributable to Strategic Storage Trust II, Inc. common stockholders for the years ended December 31, 2015, and 2014 included approximately $4.8 million, and $0.1 million, respectively, in distributions to preferred unitholders in our operating partnership and approximately $1.6 million and $28,000, respectively, in accretion of preferred equity costs. As of December 31, 2015, we had redeemed all of the preferred units.
(2)	In evaluating investments in real estate, we differentiate the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for publicly registered, non-traded REITs that have generally completed their acquisition activity and have other similar operating characteristics. By excluding expensed acquisition related expenses, we believe MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments to our advisor and third parties. Acquisition related expenses under GAAP are considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property and the fees and expenses and other costs related to such property.
(3)	This represents the difference between the stated interest rate and the estimated market interest rate on assumed notes as of the date of acquisition. Such amounts have been excluded from MFFO because we believe MFFO provides useful supplementary information by focusing on operating fundamentals, rather than events not related to our normal operations. We are responsible for managing interest rate risk and do not rely on another party to manage such risk.

ADDITIONAL INFORMATION REGARDING NOI, FFO, and MFFO

Net Operating Income (“NOI”)

NOI is a non-GAAP measure that we define as net income (loss), computed in accordance with GAAP, generated from properties before corporate general and administrative expenses, asset management fees, interest expense, depreciation, amortization, acquisition expenses and other non-property related expenses. We believe that NOI is useful for investors as it provides a measure of the operating performance of our operating assets because NOI excludes certain items that are not associated with the operation of the properties. Additionally, we believe that NOI is a widely accepted measure of comparative operating performance in the real estate community. However, our use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

Funds from Operations (“FFO”) and Modified Funds from Operations (“MFFO”)

Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a measure known as funds from operations, or FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to our net income (loss) as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004, or the White Paper. The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property and asset impairment write downs, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. Our FFO calculation complies with NAREIT’s policy described above.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Diminution in value may occur if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances or other measures necessary to maintain the assets are not undertaken. However, we believe that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. In addition, in the determination of FFO, we believe it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indications exist and if the carrying value, or book value, exceeds the total estimated undiscounted future cash flows (including net rental revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset. Testing for impairment is a continuous process and is analyzed on a quarterly basis. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and that we intend to have a relatively limited term of our operations; it could be difficult to recover any impairment charges through the eventual sale of the property. To date, we have not recognized any impairments.

Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization and impairments, assists in providing a more complete understanding of our performance to investors and to our management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income (loss).

However, FFO or modified funds from operations (“MFFO”), discussed below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income (loss) or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be considered a more relevant measure of operational performance and is, therefore, given more prominence than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.

Changes in the accounting and reporting rules under GAAP that were put into effect and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses, that are expensed as operating expenses under GAAP. We believe these fees and expenses do not affect our overall long-term operating performance. Publicly registered, non-traded REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. The purchase of properties, and the corresponding expenses associated with that process, is a key feature of our business plan in order to generate operational income and cash flow in order to make distributions to investors. While other start-up entities may also experience significant acquisition activity during their initial years, we believe that publicly registered, non-traded REITs are unique in that they typically have a limited life with targeted exit strategies within a relatively limited time frame after the acquisition activity ceases. As disclosed in the prospectus for our offering, we will use the proceeds raised in our offering to acquire properties and we expect to begin the process of achieving a liquidity event (i.e., listing of our shares of common stock on a national securities exchange, a merger or sale, the sale of all or substantially all of our assets, or another similar transaction) within three to five years after the completion of our offering, which is generally comparable to other publicly registered, non-traded REITs. Thus, we do not intend to continuously purchase assets and intend to have a limited life. The decision whether to engage in any liquidity event is in the sole discretion of our board of directors. Due to the above factors and other unique features of publicly registered, non-traded REITs, the Investment Program Association, or the IPA, an industry trade group, has standardized a measure known as MFFO, which the IPA has recommended as a supplemental measure for publicly registered, non-traded REITs and which we believe to be another appropriate supplemental measure to reflect the operating performance of a publicly registered, non-traded REIT having the characteristics described above. MFFO is not equivalent to our net income (loss) as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if we do not ultimately engage in a liquidity event. We believe that, because MFFO excludes acquisition fees and expenses that affect our operations only in periods in which properties are acquired and that we consider more reflective of investing activities, as well as other non-operating items included in FFO, MFFO can provide, on a going-forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of our operating performance after the period in which we are acquiring our properties and once our portfolio is in place. By providing MFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our operating performance after our offering has been completed and our properties have been acquired. We also believe that MFFO is a recognized measure of sustainable operating performance by the publicly registered, non-traded REIT industry. Further, we believe MFFO is useful in comparing the sustainability of our operating performance after our offering and acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of our operating performance after our offering has been completed and properties have been acquired, as it excludes acquisition fees and expenses that have a negative effect on our operating performance during the periods in which properties are acquired.

We define MFFO, a non-GAAP measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds From Operations (the “Practice Guideline”) issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items included in the determination of GAAP net income (loss): acquisition fees and expenses; amounts relating to straight line rents and amortization of above or below intangible lease assets and liabilities; accretion of discounts and amortization of premiums on debt investments; non-recurring impairments of real estate related investments; mark-to-market adjustments included in net income; non-recurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income (loss) in calculating cash flows from operations and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized.

Our MFFO calculation complies with the IPA’s Practice Guideline described above. In calculating MFFO, we exclude acquisition related expenses, the amortization of fair value adjustments related to debt, realized and unrealized gains and losses on foreign exchange holdings and the adjustments of such items related to non-controlling interests. The other adjustments included in the IPA’s Practice Guideline are not applicable to us for the periods presented. Acquisition fees and expenses are paid in cash by us, and we have not set aside or put into escrow any specific amount of proceeds from our offering to be used to fund acquisition fees and expenses. We do not intend to fund acquisition fees and expenses in the future from operating revenues and cash flows, nor from the sale of properties and subsequent re-deployment of capital and concurrent incurring of acquisition fees and expenses. Acquisition fees and expenses include payments to our advisor and third parties. Acquisition related expenses under GAAP are considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. In the future, if we are not able to raise additional proceeds from our offering, this could result in us paying acquisition fees or reimbursing acquisition expenses due to our advisor, or a portion thereof, with net proceeds from borrowed funds, operational earnings or cash flows, net proceeds from the sale of properties, or ancillary cash flows. As a result, the amount of proceeds available for investment and operations would be reduced, or we may incur additional interest expense as a result of borrowed funds.

Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income (loss) in determining cash flows from operations. In addition, we view fair value adjustments of derivatives and the amortization of fair value adjustments related to debt as items which are unrealized and may not ultimately be realized or as items which are not reflective of on-going operations and are therefore typically adjusted for when assessing operating performance.

We use MFFO and the adjustments used to calculate it in order to evaluate our performance against other publicly registered, non-traded REITs which intend to have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance if we do not continue to operate in this manner. We believe that our use of MFFO and the adjustments used to calculate it allow us to present our performance in a manner that reflects certain characteristics that are unique to publicly registered, non-traded REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence that the use of such measures may be useful to investors. For example, acquisition fees and expenses are intended to be funded from the proceeds of our offering and other financing sources and not from operations. By excluding expensed acquisition fees and expenses, the use of MFFO provides information consistent with management’s analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such charges that may reflect anticipated and unrealized gains or losses, we believe MFFO provides useful supplemental information.

Presentation of this information is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of our performance, as an alternative to cash flows from operations, which is an indication of our liquidity, or indicative of funds available to fund our cash needs including our ability to make distributions to our stockholders. FFO and MFFO should be reviewed in conjunction with other measurements as an indication of our performance. MFFO may be useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete.

Neither the SEC, NAREIT, nor any other regulatory body has passed judgment on the acceptability of the adjustments that we use to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the publicly registered, non-traded REIT industry and we would have to adjust our calculation and characterization of FFO or MFFO.

About Strategic Storage Trust II, Inc. (“SST II”):

SST II is a public non-traded REIT that focuses on stabilized self storage properties. The SST II portfolio currently consists of 83 self storage facilities located in 14 states and Ontario, Canada, comprising approximately 51,300 self storage units and approximately 6.0 million net rentable square feet of storage space.

About SmartStop Asset Management, LLC (“SmartStop”):

SmartStop is a diversified real estate company focused on self storage assets, along with student and senior housing. The company has a managed portfolio that currently includes more than 66,000 self storage units and approximately 7.7 million rentable square feet and approximately $1 billion of real estate assets under management. The company is the asset manager for 104 self storage facilities located throughout the United States and Toronto, Canada and one student housing facility. SmartStop is the sponsor of SST II, Strategic Storage Growth Trust, Inc., and Strategic Storage Trust IV, Inc., all public non-traded REITs focusing on self storage assets. The facilities offer affordable and accessible storage units for residential and commercial customers. In addition, they offer secure interior and exterior storage units as well as outside storage areas for vehicles, RVs and boats. Additional information is available at www.smartstopassetmanagement.com.

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties relating to financing availability and capital proceeds; uncertainties relating to the closing of property acquisitions; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in the Company’s public filings with the Securities and Exchange Commission. This is neither an offer nor a solicitation to purchase securities.